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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-101258, 333-98551, 333-98017, 333-87388, 333-67706,
333-67312, 333-63742, 333-49874, 333-42102, 333-40036, 333-95865, 333-91939,
333-89581, 333-82687, 333-80803, 333-80195, 333-71037, and 333-66217) on Forms
S-8 and S-3 of Inktomi Corporation of our reports dated October 23, 2002 (except as to recently issued accounting pronouncements in Note 2 and as to the subsequent events listed in Note 19 which are as of December 27, 2002) relating to the consolidated financial statements and financial statement schedule, which are included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

San Jose, California
December 30, 2002